Exhibit 4.25
Execution Version
AMENDMENT
AMENDMENT (this “Amendment”), dated as of February 28, 2011, to that certain Amended and Restated Stockholders Agreement, dated as of December 20, 2010 (the “Stockholders Agreement”), is made by and among Broadcasting Media Partners, Inc., a Delaware corporation (the “Company”), Broadcast Media Partners Holdings, Inc., a Delaware corporation (“BMPH”), Univision Communications Inc., a Delaware corporation (“Univision”) and certain stockholders of the Company (collectively, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Stockholders Agreement.
WITNESSETH:
WHEREAS, the Parties wish to amend the Stockholders Agreement as herein set forth to correct typographical errors in the capitalization of the Company and the Additional Equity Amount; and
WHEREAS, this Amendment amends the Stockholders Agreement in accordance with Section 8.2 of the Stockholders Agreement.
NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
AGREEMENTS
1. Amendment to the Stockholders Agreement.
(a) Section 9.2 of the Stockholders Agreement shall be amended as follows: the reference to the number “1,281,464” in the definition of “Additional Equity Amount” shall be deleted and replaced with “1,282,100”.
(b) Schedule I to the Stockholders Agreement shall be replaced with the contents of Schedule I hereto.
2. Representations.
(a) Each of the Parties represents and warrants that (i) all corporate and limited liability company action necessary for the authorization, execution, and delivery of this Amendment by it have been taken and obtained; (ii) this Amendment has been duly and validly executed and delivered by it and (assuming due authorization, execution and delivery by the other Parties hereto) shall be valid and legally binding upon it and enforceable against it, except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws of general applicability affecting creditors’ rights generally or by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law); and (iii) its execution or delivery of this Amendment does not and will not conflict with or violate any provision of its organizational documents.

(b) Each of the undersigned Parties (other than the Company, BMPH and Univision) represent and warrant that it owns the number of shares across from such Party’s name on the attached Schedule I (in the case of Multimedia Telecom, S.A. de C.V., assuming the effectiveness of, and the completion of the deliveries under, the amendment to the Investment Agreement entered into immediately prior hereto by Televisa, the Company, Univision and BMPSI Services II, LLC). The Company represents that the undersigned parties (other than the Company, BMPH and Univision) collectively comprise the Majority PITV Investors necessary to amend the Stockholders Agreement.
3. Reference to and Effect on the Stockholders Agreement; Ratification.
(a) Except as specifically amended above, the Stockholders Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.
(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party hereto under the Stockholders Agreement, or constitute a waiver of any provision of any other agreement.
(c) Upon the effectiveness of this Amendment, each reference in the Stockholders Agreement to “Stockholders Agreement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Stockholders Agreement, and, for the avoidance of doubt, each reference in any other Transaction Documents to “the Stockholders Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Stockholders Agreement, shall mean and be a reference to the Stockholders Agreement as amended hereby.
4. Execution of Counterparts. This Amendment may be executed in any number of counterparts and by different Parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.
5. Governing Law. This Amendment and the negotiation, execution, performance or nonperformance, interpretation, construction and all matters based upon, arising out of or related to this Amendment, whether arising in law or in equity (collectively, the “Covered Matters”), and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to the Covered Matters, except for documents, agreements and instruments that specify otherwise, shall be governed by the laws of the State of Delaware without giving effect to its principles or rules of conflict of laws to the extent that such principles or rules would require or permit the application of laws of another jurisdiction.
6. Headings. The Section headings used or contained in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

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7. Severability. In the event that any provision hereof would, under applicable Law (other than Federal Communications Laws, in which case any modification or limitation must be agreed by each of Televisa, on the one hand, and the Majority Principal Investors, on the other hand (or, if there are no Principal Investors, the agreement of Televisa and the Board of the Company shall be required)), be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect pursuant to the preceding sentence, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.
8. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

THE COMPANY:	BROADCASTING MEDIA PARTNERS, INC.

	By:	*

Name: Andrew W. Hobson
Title: Senior Executive Vice President

BMPH:	BROADCAST MEDIA PARTNERS HOLDINGS, INC.

	By:	*

Name: Andrew W. Hobson
Title: Senior Executive Vice President

UNIVISION:	UNIVISION COMMUNICATIONS INC.

	By:	*

Name: Andrew W. Hobson
Title: Senior Executive Vice President

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

/s/ Andrew W. Hobson

Name: Andrew W. Hobson
Title: Senior Executive Vice President
Signature Page to Stockholders Agreement Amendment

THE PRINCIPAL INVESTORS:
MDP INVESTORS

MADISON DEARBORN CAPITAL PARTNERS IV, L.P.

By:	Madison Dearborn Partners IV, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*

Name: Michael P. Cole
Its: Managing Director

MDCPIV INTERMEDIATE (UMBRELLA), L.P.

By:	Madison Dearborn Partners IV, L.P. its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*

Name: Michael P. Cole
Its: Managing Director

MADISON DEARBORN CAPITAL PARTNERS V-A, L.P.

By:	Madison Dearborn Partners V-A&C, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*

Name: Michael P. Cole
Its: Managing Director
Signature Page to Stockholders Agreement Amendment

MDCPV INTERMEDIATE (UMBRELLA), L.P.

By:	Madison Dearborn Partners V-A&C, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*

Name: Michael P. Cole
Its: Managing Director

MDCP FOREIGN CO-INVESTORS (UMBRELLA), L.P.

By:	Madison Dearborn Partners V-A&C, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*

Name: Michael P. Cole
Its: Managing Director

MDCP US CO-INVESTORS (UMBRELLA), L.P.

By:	Madison Dearborn Partners V-A&C, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*

Name: Michael P. Cole
Its: Managing Director

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*”under the heading of MDP INVESTORS:

/s/ Michael P. Cole

Name: Michael P. Cole
Title: Managing Director
Signature Page to Stockholders Agreement Amendment

PEP INVESTORS

PROVIDENCE INVESTORS V (UNIVISION) L.P.

By:	Providence Umbrella GP L.L.C., its General Partner

By:	*

Name: Mark Masiello
Its: Managing Director

PROVIDENCE EQUITY PARTNERS V (UMBRELLA US) L.P.

By:	Providence Equity GP V L.P., its General Partner

By:	Providence Equity Partners V L.L.C., its General Partner

By:	*

Name: Mark Masiello
Its: Managing Director

PROVIDENCE INVESTORS VI (UNIVISION) L.P.

By:	Providence VI Umbrella GP L.L.C., its General Partner

By:	*

Name: Mark Masiello
Its: Managing Director

PROVIDENCE EQUITY PARTNERS VI (UMBRELLA US) L.P.

By:	Providence Equity GP VI L.P., its General Partner

By:	Providence Equity Partners VI L.L.C., its General Partner

By:	*

Name: Mark Masiello
Its: Managing Director
Signature Page to Stockholders Agreement Amendment

PROVIDENCE CO-INVESTORS (UNIVISION) L.P.

By:	Providence Umbrella GP L.L.C., its General Partner

By:	*

Name: Mark Masiello
Its: Managing Director

PROVIDENCE CO-INVESTORS (UNIVISION US) L.P.

By:	Providence Umbrella GP L.L.C., its General Partner

By:	*

Name: Mark Masiello
Its: Managing Director

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*”under the heading of PEP INVESTORS:

/s/ Mark Masiello

Name: Mark Masiello
Title: Managing Director
Signature Page to Stockholders Agreement Amendment

SCG INVESTMENTS II, LLC, a Delaware LLC

By:	/s/ Adam Chesnoff

Name: Adam Chesnoff
Title: Manager
Signature Page to Stockholders Agreement Amendment

TPG INVESTORS

TPG UMBRELLA IV, L.P.

By:	TPG Advisors IV, Inc., its general partner

By:	*

Name: Ronald Cami
Title: Vice President

TPG Media V-AIV 1, L.P.

By:	TPG Advisors V, Inc., its general partner

By:	*

Name: Ronald Cami
Title: Vice President

TPG UMBRELLA INTERNATIONAL IV, L.P.

By:	TPG Advisors IV, Inc., its general partner

By:	*

Name: Ronald Cami
Title: Vice President
Signature Page to Stockholders Agreement Amendment

TPG MEDIA V-AIV 2, L.P.

By:	TPG Advisors V, Inc., its general partner

By:	*

Name: Ronald Cami
Title: Vice President

TPG UMBRELLA CO-INVESTMENT, L.P.

By:	TPG Advisors V, Inc., its general partner

By:	*

Name: Ronald Cami
Title: Vice President

TPG UMBRELLA INTERNATIONAL CO-INVESTMENT, L.P.

By:	TPG Advisors V, Inc., its general partner

By:	*

Name: Ronald Cami
Title: Vice President

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” under the heading of TPG INVESTORS:

By:	/s/ Ronald Cami

Ronald Cami
Signature Page to Stockholders Agreement Amendment

THL INVESTORS

THOMAS H. LEE EQUITY FUND VI, L.P.

By:	THL Equity Advisors VI, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Sole Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:	*

Name: Scott Sperling
Its: Managing Director

THL EQUITY FUND VI INVESTORS (UNIVISION), L.P.

By:	THL Equity Advisors VI, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Sole Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:	*

Name: Scott Sperling
Its: Managing Director

THL EQUITY FUND VI INTERMEDIATE INVESTORS (UNIVISION), L.P.

By:	THL Equity Advisors VI, LLC, its general partner

By:	Thomas H. Lee Partners, L.P., its sole member

By:	Thomas H. Lee Advisors, LLC, its general partner

By:	*

Name: Scott Sperling
Its: Managing Director
Signature Page to Stockholders Agreement Amendment

THL EQUITY FUND VI INTERMEDIATE INVESTORS (UNIVISION US), L.P.

By:	THL Equity Advisors VI, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Sole Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:	*

Name: Scott Sperling
Its: Managing Director

THL EQUITY FUND VI INVESTORS (GS), LLC

By:	THL Equity Advisors VI, LLC, its Manager

By:	*

Name: Scott Sperling
Its: Managing Director

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” under the heading of THL INVESTORS:

By:	/s/ Scott Sperling

Name: Scott Sperling
Its: Managing Director
Signature Page to Stockholders Agreement Amendment

TELEVISA:
MULTIMEDIA TELECOM S.A. DE C.V.

By:	/s/ Salvi Rafael Folch Viadero

Name: Salvi Rafael Folch Viadero
Title: Attorney-in-Fact

By:	/s/ Joaquín Balcárcel Santa Cruz

Name: Joaquín Balcárcel Santa Cruz
Title: Attorney-in-Fact
Signature Page to Stockholders Agreement Amendment

Execution Version
Schedule I
Please see attached